UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2016 (July 20, 2016)

BLACKROCK, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33099	32-0174431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street
New York, New York 10055
(Address of principal executive offices, including zip code)

(212) 810-5300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on May 25, 2016, the shareholders of BlackRock, Inc. (“BlackRock” or the “Company”) approved an amendment to BlackRock’s Amended and Restated Bylaws (the “Bylaws”) to implement proxy access. That amendment became effective immediately upon approval by BlackRock’s shareholders.

In light of the foregoing amendment, on July 20, 2016, BlackRock’s Board of Directors (the “Board”) amended and restated the Company’s Bylaws to implement certain technical and conforming changes to reflect the addition of proxy access and to make certain other clarifications, updates and refinements to the Bylaws. Among other things, the amendments:

•
require additional information and updates from shareholders who wish to utilize the advance notice procedures for nominations or the proposal of other business (including information about the securities and derivative positions held by the shareholder and any nominee);

•	clarify that the advance notice requirements apply to nominations to be made at a special meeting of shareholders called for the purpose of electing directors;

•
clarify that the advance notice procedures in the Bylaws do not affect the rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended; and

•
require that all nominees for director, including Board nominees, provide certain information, representations and agreements to the Company in order to be eligible for election (similar to the information, representations and agreements currently required of proxy access nominees).

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is included as Exhibit 3.1 to this report and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of BlackRock, Inc., effective as of July 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKROCK, INC.

By:	/s/ R. Andrew Dickson III
R. Andrew Dickson III
Corporate Secretary

 Date:    July 22, 2016

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of BlackRock, Inc., effective as of July 20, 2016